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                                                                    EXHIBIT 99.1

TERADYNE ANNOUNCES THIRD QUARTER RESULTS

BOSTON--(BUSINESS WIRE)--Oct. 16, 2001--Teradyne, Inc. (NYSE: TER) reported sales of $249 million and a net loss, before special items, of $ 53.8 million ($
0.31 per share) for the Third Quarter of 2001. Special charges for the quarter amounted to $49.6 million, after tax, or an additional loss of $0.28 per share. This resulted in an overall net loss of $103 million, or $0.59 per share. Gross bookings for the quarter were $212 million, with $82 million in cancellations for Connection Systems and $16 million in cancellations for semiconductor test, for a net order level of $114 million.

George Chamillard, Teradyne's chairman and chief executive officer, identified some of the elements which made the quarter a particularly difficult one. "While our loss before special charges of $0.31 per share was within the $0.22 to $0.32 guidance we gave early in the quarter, the decline in our order rate and customer cancellations from our backlog were such that we could not reach the $275 million to $325 million revenue range which we had anticipated in our previous guidance." He went on to note that the special charges were due to personnel reductions of some 1,000 employees and write-downs of inventory and certain other assets in the company's connection systems and flash memory test businesses.

Looking to the future, while he was able to identify some encouraging areas of prospective customer demand, Chamillard observed there was no activity which would indicate an upward trend. "It appears to us that we will be dealing with low shipments and unfavorable financial results for the next several quarters. In the fourth quarter, including the impact of the acquisition of GenRad, we expect sales between $200 million and $250 million and to lose between $0.40 and $0.50 per share, before any special charges."

Chamillard emphasized that going forward, Teradyne will devote substantial attention to controlling expenses and managing its assets so as to assure its continued strength. The company will also continue its focus on the development of new products and having them designed into customer applications so as to be well positioned to achieve success in the next upturn in business. Chamillard noted that this applies not only to Teradyne's semiconductor test, broadband test and connection systems businesses, but also to the circuit board inspection and test market as Teradyne looks forward to combining its resources with those of GenRad, Inc. following the October vote of GenRad stockholders on Teradyne's proposed acquisition of GenRad. "While downturns are never easy or fun," Chamillard said, " Our employees are doing a great job of working with our customers to make sure that we provide the most economic solutions to their business problems and to make sure that Teradyne will emerge from this slowdown as winners, not just survivors."

ABOUT TERADYNE

Teradyne (NYSE: TER - news) is the world's largest supplier of automatic test equipment and is also a leading supplier of high performance interconnection systems. Manufacturers of semiconductors, circuit assemblies, and voice and broadband telephone networks use Teradyne's test products. Manufacturers of communications and computing

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systems central to building networking infrastructure use Teradyne's backplane assemblies and high-density connectors. The company had sales of $3.0 billion in 2000 and currently employs about 8000 people worldwide. For more information visit WWW.TERADYNE.COM.

SAFE HARBOR STATEMENT

Statements in this release, other than historical performance, include forward-looking statements relating to future financial performance made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from expectations. In particular, our business is dependent on the current and anticipated market demand for electronics, which has been impacted by the economic slowdown that began in the latter portions of 2000 and by the terrorist attacks of September 11, 2001. While in the past our diverse businesses have allowed us to perform better than some companies in periods of economic decline, there is no guarantee that this will be the case currently. In addition, the markets that Teradyne serves have historically been quite cyclical, and they are currently in a period of oversupply. Further, our backlog has and may continue to be affected as customers continue to defer or cancel orders, which previously had been accepted. Both of these factors could result in further decreased revenues. Our business is also affected by our ability to develop and ship new and sometimes more complex products to address changing customer needs, by new offerings by competitors and by intense competition throughout the world in each of our operating segments from competitors having substantial resources available for the engineering, manufacturing, marketing and distribution of their products. The economic decline and the resulting oversupply could increase the possibility of intensified price competition in certain markets and result in the need to lower our prices, which could result in decreased revenues. In addition, our pending acquisition of GenRad, Inc. could affect our ability to manage and maintain our business. Finally, our ongoing and recently announced expense control measures may not have the intended effect on our future financial results. These measures could have long-term effects on our business by reducing our pool of technical talent, decreasing improvements in our products and making it more difficult for us to respond to large customer orders if the economy does not recover. Teradyne undertakes no obligation to update the information contained in this release. For further information regarding risks and uncertainties associated with Teradyne's business, please refer to Teradyne's filings with the Securities and Exchange Commission, including, but not limited to, Teradyne's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors.



TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2001

CONDENSED  CONSOLIDATED  OPERATING  STATEMENTS
(In thousands, except per share amounts)

                                Quarter Ended:         Nine Months Ended:

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                             9/30/01    10/01/00     9/30/01    10/01/00
                           ----------  ----------  ----------  ----------
Net Sales                  $  249,355  $  859,478  $1,220,367  $2,222,294

 Cost of Sales                227,466     457,976     924,334   1,199,989
 Cost of Sales -
  Special Charges (1)          44,551          --      44,551          --
 Engineering and
  Development                  56,863      78,963     189,384     221,625
 Selling and
  Administrative (2)(3)        90,349      95,149     230,250     266,087
 Other and Interest            (2,353)     (6,071)    (23,594)    (16,431)
  Net Expenses                416,876     626,017   1,364,925   1,671,270

Income (Loss) Before
 Cumulative Effect
 of Change in
 Accounting Principle
 and Taxes                   (167,521)    233,461    (144,558)    551,024

Income (Loss) Before
 Cumulative Effect
 of Change in
 Accounting Principle        (103,404)    163,423     (89,626)    385,717

 Cumulative effect on
  prior years of the
  application of SAB
  101 "Revenue
  Recognition in
  Financial
  Statements," net of
  taxes                            --          --          --     (64,138)

Net (Loss) Income          $ (103,404) $  163,423  $  (89,626) $  321,579

Earnings per common
 share - diluted:

Income (Loss) Before
 Cumulative Effect of
 change in accounting
 principle per common
 share - diluted           $    (0.59) $     0.90  $    (0.51) $     2.13

 Cumulative effect on
  prior years of the
  application of SAB 101
  "Revenue Recognition in
  Financial Statements,"
  per common share -
  diluted                  $       --  $       --  $       --  $    (0.35)

Net (Loss) Income per
 Common Share

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 - Diluted                 $    (0.59) $     0.90  $    (0.51) $     1.77

 Shares used in
  calculation of Net
  (Loss) Income per
  Common Share
  - Diluted                   175,689     181,937     174,673     181,502

Net Orders                 $  113,462  $  818,724  $  680,709  $2,669,327

(1) - Included in Cost of Sales in the third quarter ended September 30, 2001 are inventory writedowns due to the discontinuance of the Flash memory product line and certain impaired manufacturing assets. The special charges total $44.6 million pretax, or $0.16 per share.

(2) - Included in Selling and Administrative in the third quarter ended September 30, 2001 are charges for certain impaired fixed assets of $13.9 million pretax, or $0.05 per share.

(3) - Included in Selling and Administrative in the third quarter ended September 30, 2001 is a provision for workforce reduction and early retirement of $20.6 million pretax, or $0.07 per share.


CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

                                           09/30/01      12/31/00
 Assets
  Cash, Cash Equivalents and
   Marketable Securities                  $  161,980    $  302,575
  Accounts Receivable                        187,917       420,040
  Inventories                                413,348       512,563
  Other Current Assets                       171,934       142,656

                                             935,179     1,377,834

  Net Property, Plant and Equipment          826,825       733,786
  Long-term Marketable Securities            158,276       161,848
  Other Assets                                85,449        82,400

                                          $2,005,729    $2,355,868

Liabilities
  Current Liabilities                     $  294,743    $  619,288
  Long-term Liabilities                       30,429        29,609

Shareholders' Equity                      $1,680,557    $1,706,971

                                          $2,005,729    $2,355,868